Stillwater Announces Commencement of Secondary Offerings by Its Majority Shareholder

BILLINGS, MT -- (Marketwire - November 29, 2010) - STILLWATER MINING COMPANY (NYSE: SWC) -- On November 29, 2010, Stillwater Mining Company announced a secondary offering of 37,000,000 shares of its common stock by its majority stockholder, Norimet Limited (the "selling stockholder"), pursuant to a shelf registration statement filed with the Securities and Exchange Commission. The selling stockholder has also granted the underwriters of the common stock offering an option to purchase a maximum of 3,813,222 additional shares of common stock to cover over-allotments, if any. Concurrently with this offering, the selling stockholder expects to sell up to 7,840,000 additional shares of the Company's common stock to UBS Securities LLC or an affiliate thereof in connection with an offering by UBS AG of its Mandatorily Exchangeable Notes due 2012 (the "exchangeable notes"). The selling stockholder has also granted UBS Securities LLC or an affiliate thereof an option to purchase a maximum of 1,160,000 additional shares of common stock if the underwriter of the exchangeable notes offering exercises its over-allotment option in full. If the offerings are successfully consummated, the selling stockholder's ownership of outstanding shares of Stillwater's common stock following these transactions would be less than 10%, or reduced to zero if the over-allotment option for both offerings is exercised in full. Stillwater will not receive any proceeds from either transaction.

Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, UBS Securities LLC and VTB Capital PLC are acting as joint bookrunning managers for the underwritten public offering of the common stock. VTB Capital PLC is not a U.S. registered broker-dealer, and therefore, to the extent that it intends to effect any sales of shares of the common stock in the United States, it will do so through one or more U.S. registered broker-dealers, which may be affiliates of VTB Capital PLC, to the extent required by applicable U.S. securities laws and regulations. UBS Securities LLC is the sole bookrunner and underwriter for the exchangeable notes offering. A copy of the prospectus supplement and base prospectus relating to the underwritten public offering of the common stock may be obtained by contacting: Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York, 10010-3629 (800-221-1037), J.P. Morgan Securities LLC, Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, (866-803-9204), or UBS Securities LLC, 299 Park Avenue, New York, New York, 10171, Attn: Prospectus Department (888-827-7275, ext. 3884). A copy of the base prospectus and prospectus supplement relating to the underlying common stock being offered in connection with the underwritten public offering of the exchangeable notes may be obtained by contacting UBS Securities LLC, 299 Park Avenue, New York, New York, 10171, Attn: Prospectus Department (888-827-7275, ext. 3884).

A shelf registration statement relating to both the underwritten public offering of common stock and the shares of common stock underlying the exchangeable notes offering was filed by the Company with the Securities and Exchange Commission (the "SEC") on November 29, 2010 and became effective automatically upon such filing. UBS AG has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for the offering of the exchangeable notes) with the SEC for the offering of the exchangeable notes. This press release shall not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Before you invest, you should read these documents and other documents filed with the SEC for more complete information. You may obtain these documents for free by visiting EDGAR on the SEC's website at http://www.sec.gov.

About Stillwater

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC.

Forward-Looking Statements

The matters discussed in this release include forward-looking statements. These statements are based on current expectations or beliefs and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation, whether or not the offerings of the common stock will be consummated. Stillwater is providing this information as of the date of this news release and assumes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Investor Relations
Sard Verbinnen & Co
Dan Gagnier
Tel: +1.212-687-8080
DGagnier@SARDVERB.com

Stillwater Mining Company
Gregory Wing
Tel: +1.406.373.8706
gwing@stillwatermining.com